UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Silicon Laboratories Inc.
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SILICON LABORATORIES INC.
400 West Cesar Chavez
Austin, Texas 78701

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 15, 2014

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Silicon Laboratories Inc. (the “Company,” “we,” “us,” “our”) is providing this supplement to the proxy statement (the “Proxy Statement”) that the Company furnished to its stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of the Stockholders of the Company to be held on April 15, 2014 at 9:30 a.m. Central Time at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, or at any adjournment thereof. This supplement (“Supplement”) to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to stockholders on March 19, 2014. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement. Only stockholders of record on the close of business on February 19, 2014 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal Four

In evaluating the proposed amendment to the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) listed as Proposal Four of the Proxy Statement, the Company’s Board of Directors (the “Board”) approved an increase of the shares of common stock available for future issuance under the 2009 Plan by 3,100,000, subject to stockholder approval.

In determining the number of additional shares of common stock to allocate to the 2009 Plan, the Company engaged a professional corporate governance firm to analyze various metrics, including burn rate and dilution. The Company considered information published by Institutional Shareholder Services (“ISS”) as well as the proxy voting guidelines of certain institutional shareholders.

ISS utilizes its proprietary modeling tools to (i) evaluate the estimated cost to stockholders of equity incentive plans (referred to by ISS as the Shareholder Value Transfer (“SVT”)) and (ii) evaluate whether such cost is reasonable (in the opinion of ISS) by comparing it to an allowable cap. ISS expresses SVT in dollar terms and as a percentage of market value (i.e., average share price times shares of common stock outstanding). The allowable cap is industry-specific and market capitalization-based, and pegged to the average amount paid by companies performing in the top quartile of their peer groupings. The Company estimated that the SVT of the 2009 Plan (as amended, with an allocation of 3,100,000 additional shares of common stock) would be within the industry-specific SVT cap that applies to the Company. Therefore, management believes that ISS’s guidelines would support an increase in the share limit for the 2009 Plan of 3,100,000 shares of common stock because the corresponding SVT should be considered reasonable by ISS.

In addition to SVT criteria, ISS also considers a Company’s historical gross burn rate. The gross burn rate is the gross number of equity award shares granted in a given year divided by the weighted average shares of common stock outstanding for the same year. “Full-value awards” (i.e., awards other than options or stock appreciation rights) are multiplied by a factor published by ISS relative to stock price volatility (in the Company’s case, this factor was 2.5 for purposes of gross burn rate calculation). Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation. ISS also includes performance shares in the gross burn rate computations once the shares are earned.

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The Company’s calculated three-year average gross burn rate using ISS’s calculation methodology at approximately 5.17%, which is below our industry gross burn rate cap of 6.72% (as published by ISS for 2014 stockholder meetings after January 2014 for the semiconductors and semiconductor equipment industry Russell 3000 companies). Disregarding the 2.5 multiplier applied by ISS, the three-year average burn rate was 2.07%. The burn rate calculations are based on the following equity award grant activity for the previous three years:

	2011 (Actual)	2012 (Actual)	2013 (Actual)
Shares Granted	752,649	778,282	1,119,003
Shares Granted (Adjusted 2.5x for ISS)	1,881,623	1,945,705	2,797,508
Weighted Avg. Basic Shares	43,421,146	42,135,708	42,714,597

The Board considered the Company’s prospective equity compensation requirements and the dilutive impact of the proposed share increase under the 2009 Plan. The Board noted that the Company’s full dilution ratio (measured as estimated total overhang divided by total overhang plus estimated outstanding shares as of the Record Date) assuming approval of the proposed 3,100,000 share increase would be less than the mean and median full dilution ratio of the companies in the Company’s GICS industry classification.[1] The dilution methodology considered by the Board and applying the share counts as of the Record Date is shown below.

Shares
Outstanding Options	897,869
Outstanding Full Value Awards	2,121,192
Shares Available	940,631[1]
New Shares Requested	3,100,000
Estimated Total Overhang (A)	7,059,692

Outstanding Shares on Record Date (B)	43,213,599
Silicon Laboratories Basic Dilution Ratio (A/B)	16.3%
Silicon Laboratories Full Dilution Ratio (A/(A+B))	14.0%
GICS Full Dilution Ratio – Mean	21.5%
GICS Full Dilution Ratio – Median	19.7%

(1) The 940,631 Shares Available will be reduced by 1.55 shares for each share subject to any full value award.

After considering the foregoing, the Company forecasted that an increase of 3,100,000 shares would be appropriate to satisfy expected equity compensation needs until the Company’s annual meeting of stockholders in 2017. Accordingly, the stockholders are being asked to approve Proposal Four which would increase the number of shares reserved for issuance pursuant to awards granted under 2009 Plan by 3,100,000 additional shares (for a total of 9,900,000 shares). If stockholders approve Proposal Four, approximately 4,040,631 shares of common stock would be available for the grant of new awards under the 2009 Plan as of the Record Date.

1 The Global Industry Classification Standard (“GICS”) was developed by Standard & Poor’s and MSCI I to provide a global standard industry classification system.

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Note Regarding Forecasts and Forward-Looking Statements

We do not typically make public forecasts as to our utilization of equity-based awards due to the unpredictability of the underlying assumptions and estimates. The inclusion of the forecast in this Supplement should not be regarded as an indication that the forecast will be predictive of actual future outcomes, and the forecast should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. The forecast is not fact and reflects numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecast was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business (including any acquisition activity that we may undertake) all of which are difficult to predict and many of which are beyond the control of our management. In addition, the forecast does not take into account any circumstances or events occurring after the date that the forecast was prepared and, accordingly, does not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be materially different than those reflected in the forecast. We do not intend to update or otherwise revise the forecast to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecast are shown to be in error. The forecast is a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, and others described in our Form 10-K for the year ended December 28, 2013.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.

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